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                                                                    EXHIBIT 11.1

                 CONTINENTAL CABLEVISION, INC. AND SUBSIDIARIES
                   SCHEDULE OF COMPUTATION OF LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                         THREE MONTHS ENDED   NINE MONTHS ENDED
                                           SEPTEMBER 30,        SEPTEMBER 30,
                                         ------------------  -------------------
                                           1995      1996      1995      1996
                                         --------  --------  --------  ---------
Net Loss...............................  $(25,065) $(49,207) $(58,132) $(159,393)
Preferred Stock Preferences............   (10,208)  (11,043)  (29,555)   (32,084)
                                         --------  --------  --------  ---------
Loss Applicable for Common
 Stockholders..........................  $(35,273) $(60,250) $(87,687) $(191,477)
                                         --------  --------  --------  ---------
                                         --------  --------  --------  ---------
Loss Per Common Share..................  $  (0.30) $  (0.41) $  (0.75) $   (1.29)
                                         --------  --------  --------  ---------
                                         --------  --------  --------  ---------
Weighted Average Number of Shares
 Outstanding...........................   117,342   148,566   117,531    148,485
                                         --------  --------  --------  ---------
                                         --------  --------  --------  ---------
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